INSTRUCTIONS FOR WITHDRAWAL

For Previously Tendered Common Shares (as defined below) of

Clough Global Dividend and Income Fund,
Clough Global Equity Fund or
Clough Global Opportunities Fund
(each, a “Fund”)

Pursuant to the
Offer by each of Clough Global Dividend and Income Fund, Clough Global Equity Fund and Clough Global Opportunities Fund to Purchase for Cash Up To 32.5% of the Clough Global Dividend and Income Fund’s, 37.5% of the Clough Global Equity Fund’s and 37.5% of the Clough Global Opportunities Fund’s outstanding Common Shares, respectively, dated October 13, 2017 (“Offer to Purchase”)

If you tendered to a Fund, in connection with an offer, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, by (1) Clough Global Dividend and Income Fund (NYSE American: GLV), a Delaware statutory trust, to purchase for cash up to 32.5% of its outstanding common shares of beneficial interest, no par value per share (the “Common Shares”), (2) Clough Global Equity Fund (NYSE American: GLQ), a Delaware statutory trust, to purchase for cash up to 37.5% of its outstanding Common Shares and (3) Clough Global Opportunities Fund (NYSE American: GLO), to purchase for cash up to 37.5% of its outstanding Common Shares (which, with respect to a Fund, constitutes the “Offer”), and you wish to withdraw all or any of your previously tendered Common Shares, please fill out the attached Notice of Withdrawal. If your Common Shares are registered in the name of your broker, dealer, commercial bank, trust company or other nominee (“Nominee Holder”), contact that Nominee Holder to withdraw your previously tendered Common Shares.

1. Withdrawal. If you have tendered your Common Shares pursuant to the Offer, you may withdraw your Common Shares previously tendered by completing, executing and sending the attached “Notice of Withdrawal” to any one of the addresses set forth on the first page of the Notice of Withdrawal. If your Common Shares are registered in the name of your broker or other Nominee Holder, contact that Nominee Holder to withdraw your previously tendered Common Shares.

2. Delivery of Notice of Withdrawal. American Stock Transfer & Trust Company, LLC (the “Depositary”) must receive the Notice of Withdrawal prior to 5:00 p.m., New York City time, on November 10, 2017, which is the current expiration date of the offer, unless the expiration date is extended to a later date by a Fund in its sole discretion. The method of delivery of any documents related to a withdrawal is at the option and risk of the withdrawing Shareholders. Any documents related to a withdrawal will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. If your Common Shares are registered in the name of your broker or other Nominee Holder, you may need to allow such Nominee Holder additional time to withdraw your tendered Common Shares. You should consult your broker or other Nominee Holder to determine if there is an earlier deadline by which you must inform such Nominee Holder of any decision to withdraw your previously tendered Common Shares.

3. Procedures and Signature Guarantee. The Notice of Withdrawal must specify the name of the Fund, the name of the person who tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn and the name of the registered Shareholders, if different from that of the person who tendered such Common Shares. If the Common Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal (or, in the case of Common Shares tendered by book entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) with (except in the case of Common Shares tendered by an Eligible Institution (as defined below)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such Common Shares. In addition, such notice must specify, in the case of Common Shares, tendered by Direct Registration System (DRS) transaction, the name of the registered holder (if different from that of the tendering Shareholder) and the number of Common Shares to be withdrawn or, in the case, of Common Shares tendered by book-entry transfer, the name and number of the account at The Depository Trust Company (the “Book-Entry Transfer Facility”) to be credited with the withdrawn Common Shares. An “Eligible Institution” is a financial institution (including, without limitation, most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including, without limitation, the Securities Transfer Agents Medallion Program (STAMP). If this Notice of Withdrawal is signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, should indicate location of signing and must submit proper evidence satisfactory to a Fund of their authority to so act.

IF YOU ARE WITHDRAWING COMMON SHARES PREVIOUSLY TENDERED OF MORE THAN ONE FUND, COMPLETE SEPARATE COPIES OF THE FORMS BELOW WITH RESPECT TO EACH FUND. PLEASE CONTACT OKAPI PARTNERS LLC WITH ANY QUESTIONS.
2

NOTICE OF WITHDRAWAL

of Common Shares (as defined below) of

Clough Global Dividend and Income Fund,
Clough Global Equity Fund or
Clough Global Opportunities Fund

Previously Tendered

Pursuant to the
Offer by each of Clough Global Dividend and Income Fund, Clough Global Equity Fund and Clough Global Opportunities Fund to Purchase for Cash Up To 32.5% of the Clough Global Dividend and Income Fund’s, 37.5% of the Clough Global Equity Fund’s and 37.5% of the Clough Global Opportunities Fund’s outstanding Common Shares, respectively, dated October 13, 2017

THE WITHDRAWAL DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON
NOVEMBER 10, 2017, UNLESS THE OFFER IS EXTENDED BY A FUND IN ITS SOLE DISCRETION

This Notice of Withdrawal is Submitted to:

American Stock Transfer & Trust Company, LLC

By First Class Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Registered Certified or Express Mail or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

If you have any questions regarding this Notice of Withdrawal, please contact Okapi Partners LLC, the Information Agent for the Offer, at:

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (888) 785-6668
Monday through Friday, 9am – 7pm New York City Time

DESCRIPTION OF COMMON SHARES WITHDRAWN*
Enter the name of your Fund:
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on your Direct Registration Account(s))	Common Shares Withdrawn (Attach additional list if necessary)
	Direct Registration Transaction Advice Number (if available)	Total Number of Tendered Common Shares Held in the Direct Registration System*	Number of Common Shares Held in the Direct Registration System that are Withdrawn**

Total Number of Common Shares
*   Need not be completed by Shareholders withdrawing by book-entry transfer. For any Common Shares evidenced by Share Certificates, provide the name appearing on the Share Certificates, the Share Certificate numbers, total number of Common Shares evidenced by Share Certificates and number of Common Shares tendered.
** Unless otherwise indicated, it will be assumed that all Common Shares are being withdrawn.

This Notice of Withdrawal is to be completed if you tendered common shares of beneficial interest, no par value per share (“Common Shares”), of a Fund in connection with the offer by (1) Clough Global Dividend and Income Fund (NYSE American: GLV) to purchase for cash up to 32.5% of its Common Shares, (2) Clough Global Equity Fund (NYSE American: GLQ) to purchase for cash up to 37.5% of its outstanding Common Shares and (3) Clough Global Opportunities Fund (NYSE American: GLO) to purchase for cash up to 37.5% of its outstanding Common Shares.
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[   ]    CHECK HERE IF YOUR COMMON SHARES WERE TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

Name of Fund: _______________________________________________

Name(s) of Registered Holder(s): _______________________________________________

Window Ticket No. (if any): _______________________________________________

Date of Execution of Notice of Guaranteed Delivery: _______________________________________________

Name of Institution which Guaranteed Delivery: _______________________________________________

Signatures are required on the next page.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
NOTICE OF WITHDRAWAL CAREFULLY.

Name of Fund: _________________________________________________

Signature(s) of Owner(s): _______________________________________________
                                          _______________________________________________

Date: _______________________________________________, 2017

Printed Names: _______________________________________________
                          _______________________________________________

Capacity and Location Signed: _______________________________________________
________________________________________________________________________

Address: ________________________________________________________________
________________________________________________________________________

Guarantee of Signature(s)
(Required if Common Shares have been delivered to the Depositary)
For use by financial institutions only. Place medallion guarantee in space below.